Investor Relations - Chris Koegel, (617) 897-4574
For Immediate Release	Media Relations - Jeff Mochal, (704) 733-3589
investor.lpl.com/contactus.cfm
LPL Financial Announces Third Quarter 2020 Results

Key Financial Results

•	Earnings per share ("EPS") was $1.29, and Net Income was $104 million.

◦	Gross Profit** was $506 million.

◦	Core G&A** was $227 million.

◦	EBITDA** was $205 million and EBITDA** as a percentage of Gross Profit** was 41%.

•	EPS Prior to Amortization of Intangible Assets** was $1.44.

Key Business Results

•	Total Advisory and Brokerage Assets increased 13% year-over-year to $810 billion.

◦	Advisory assets increased by 20% year-over-year to $406 billion.

◦	Advisory assets as a percentage of total assets increased to 50.1%, up from 47.0% a year ago.

•	Total net new assets(1) were an inflow of $11.1 billion, translating to a 5.8% annualized growth rate. This brings the trailing twelve-month average organic growth rate to 7.1%.

◦	Total net new asset annualized growth rate increased throughout the quarter and was 4.6% in July, 4.7% in August and 7.4% in September.

◦	Net new advisory assets were an inflow of $10.4 billion, translating to an 11.0% annualized growth rate.

◦	Net new brokerage assets were an inflow of $0.7 billion, translating to a 0.7% annualized growth rate.

◦	Year-to-date production retention rate was 98.1%, up from 96.3% a year ago.

•	Recruited Assets(2) were $10.7 billion, contributing to a trailing twelve-month total of $40.8 billion.

◦	Advisor count(3) was 17,168, up 195 from Q2 2020 and 819 year-over-year.

•	Total client cash balances were $46.6 billion, up $1.3 billion, or 3%, sequentially.

◦	Client cash balances as a percentage of total assets were 5.7%.

Key Capital Results

•	Dividends were $20 million.

•	Cash available for corporate use was $252 million.

•	Credit Agreement Net Leverage Ratio(4) was 2.15x.

Key Updates

•
Signed an agreement with BMO Harris Bank’s retail advisory and brokerage business - BMO Harris Financial Advisors (BHFA) - to join LPL’s platform. BHFA has ~115 financial advisors serving ~$14B in advisory and brokerage assets and expects to onboard by the middle of 2021.

•	Acquired Blaze Portfolio, an advisory trading firm based in Chicago, for a transaction price of ~$12M, plus earn-out payments of up to $5M.

•
Q3 Core G&A** was $227M, which brings 2020 year-to-date total to $673M, or an annualized run-rate of ~$900M. Full-year plans continue to be in the lower half of the 2020 outlook range of $915 to $940M.

SAN DIEGO - October 29, 2020 — LPL Financial Holdings Inc. (Nasdaq: LPLA) (the “Company”) today announced results for its third quarter ended September 30, 2020, reporting net income of $104 million, or $1.29 per share. This compares with $132 million, or $1.57 per share, in the third quarter of 2019 and $102 million, or $1.27 per share, in the prior quarter.

"In the third quarter, we continued to execute on our business priorities and advance our strategic plans,” said Dan Arnold, President and CEO. "This combination led to new highs for total assets and full-year recruiting. Looking ahead, we remain focused on investing in our platform to help our advisors win in the marketplace, attract new advisors, and increase our scale and capacity to invest.”

"We delivered another quarter of strong results in Q3”, said Matt Audette, CFO. "We stayed disciplined on expenses while investing to drive growth. Over the last three months, we also closed on three M&A transactions. Looking forward, we remain focused on our capital allocation priorities of investing in organic growth, pursuing M&A opportunities when appropriate, and returning capital to shareholders.”

Dividend Declaration
The Company's Board of Directors declared a $0.25 per share dividend to be paid on November 30, 2020 to all stockholders of record as of November 12, 2020.
Conference Call and Additional Information
The Company will hold a conference call to discuss its results at 5:00 p.m. EDT on Thursday, October 29. To listen, call 877-677-9122 (domestic) or 708-290-1401 (international); passcode 2390337, or visit investor.lpl.com (webcast). Replays will be available by phone and on investor.lpl.com beginning two hours after the call and until November 5 and November 19, respectively. For telephonic replay, call 855-859-2056 (domestic) or 404-537-3406 (international); passcode 2390337.
About LPL Financial
LPL Financial is a leader in the retail financial advice market, the nation’s largest independent broker-dealer+ and a leading custodian (or provider of custodial services) to RIAs. We serve independent financial advisors and financial institutions, providing them with the technology, research, clearing and compliance services, and practice management programs they need to create and grow their practices. LPL enables them to provide objective guidance to millions of American families seeking wealth management, retirement planning, financial planning and asset management solutions. LPL.com
+Based on total revenues, Financial Planning magazine June 1996-2020.
Securities and advisory services offered through LPL Financial LLC, a registered investment advisor. Member FINRA/SIPC. Throughout this communication, the terms “financial advisors” and “advisors” are used to refer to registered representatives and/or investment advisor representatives affiliated with LPL Financial LLC. We routinely disclose information that may be important to shareholders in the “Investor Relations” or “Press Releases” section of our website.

**Non-GAAP Financial Measures
Management believes that presenting certain non-GAAP financial measures by excluding or including certain items can be helpful to investors and analysts who may wish to use this information to analyze the Company’s current performance, prospects, and valuation. Management uses this non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP financial measures and metrics discussed below are appropriate for evaluating the performance of the Company.
EPS Prior to Amortization of Intangible Assets is defined as GAAP EPS plus the per share impact of amortization of intangible assets. The per share impact is calculated as amortization of intangible assets expense, net of applicable tax benefit, divided by the number of shares outstanding for the applicable period. The Company presents EPS Prior to Amortization of Intangible Assets because management believes that the metric can provide investors with useful insight into the Company’s core operating performance by excluding non-cash items that management does not believe impact the Company’s ongoing operations. EPS Prior to Amortization of Intangible Assets is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to GAAP EPS or any other performance measure derived in accordance with GAAP. For a reconciliation of EPS Prior to Amortization of Intangible Assets to GAAP EPS, please see footnote 36 on page 19 of this release.
Gross Profit is calculated as net revenues, which were $1,460 million for the three months ended September 30, 2020, less commission and advisory expenses and brokerage, clearing and exchange fees, which were $937 million and $18 million, respectively, for the three months ended September 30, 2020. All other expense categories, including depreciation and amortization of fixed assets and amortization of intangible assets, are considered general and administrative in nature. Because the Company’s Gross Profit amounts do not include any depreciation and amortization expense, the Company considers Gross Profit to be a non-GAAP financial measure that may not be comparable to similar measures used by others in its industry. Management believes that Gross Profit can provide investors with useful insight into the Company’s core operating performance before indirect costs that are general and administrative in nature.
Core G&A consists of total operating expenses, less the following expenses: commission and advisory, regulatory charges, promotional, employee share-based compensation, depreciation and amortization, amortization of intangible assets, and brokerage, clearing and exchange. Management presents Core G&A because it believes Core G&A reflects the corporate operating expense categories over which management can generally exercise a measure of control, compared with expense items over which management either cannot exercise control, such as commission and advisory expenses, or which management views as promotional expense necessary to support advisor growth and retention, including conferences and transition assistance. Core G&A is not a measure of the Company’s total operating expenses as calculated in accordance with GAAP. For a reconciliation of Core G&A to the Company’s total operating expenses, please see footnote 9 on page 17 of this release. The Company does not provide an outlook for its total operating expenses because it contains expense components, such as commission and advisory expenses, that are market-driven and over which the Company cannot exercise control. Accordingly a reconciliation of the Company’s outlook for Core G&A to an outlook for total operating expenses cannot be made available without unreasonable effort.
EBITDA is defined as net income plus interest and other expense, income tax expense, depreciation and amortization, and amortization of intangible assets. The Company presents EBITDA because management believes that it can be a useful financial metric in understanding the Company’s earnings from operations. EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of profitability or liquidity. In addition, the Company’s EBITDA can differ significantly from EBITDA calculated by other companies, depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, and capital investments. For a reconciliation of EBITDA to net income, please see footnote 25 on page 18 of this release.
Credit Agreement EBITDA is defined in, and calculated by management in accordance with, the Company's credit agreement (“Credit Agreement”) as “Consolidated EBITDA,” which is Consolidated Net Income (as defined in the Credit Agreement) plus interest expense, tax expense, depreciation and amortization, and amortization of intangible assets, and is further adjusted to exclude certain non-cash charges and other adjustments, including unusual or non-recurring charges and gains, and to include future expected cost savings, operating expense reductions or other synergies from certain transactions. The Company presents Credit Agreement EBITDA because management believes that it can be a useful financial metric in understanding the Company’s debt capacity and covenant compliance under its Credit Agreement. Credit Agreement EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of profitability or liquidity. In addition, the Company’s calculation of Credit Agreement EBITDA can differ significantly from adjusted EBITDA calculated by other companies, depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, capital investments, and types of adjustments made by such companies. For a reconciliation of Credit Agreement EBITDA to net income, please see footnote 25 on page 18 of this release.
Forward-Looking Statements
Statements in this press release regarding the Company's future financial and operating results, growth, priorities and business strategies, including forecasts and statements relating to future expenses (including 2020 Core G&A** outlook), future capabilities, future advisor service experience, future investments and capital deployment, long-term shareholder value and BMO Harris Bank's agreement to join LPL's platform, as well as any other statements that are not related to present facts or current conditions or that are not purely historical, constitute forward-looking statements. These forward-looking statements are based on the Company's historical performance and its plans, estimates, and expectations as of October 29, 2020. Forward-looking statements are not guarantees that the future results, plans, intentions, or expectations expressed or implied will be achieved. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive, and other factors, which may cause actual financial or operating results, levels of activity or the timing of events, to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: changes in general economic and financial market conditions, including retail investor sentiment; changes in interest rates and fees payable by banks participating in the Company's client cash programs; the Company's strategy and success in managing client cash program fees; changes in the growth and profitability of the Company's fee-based business; fluctuations in the levels of advisory and brokerage assets, including net new assets, and the related impact on revenue; the effects of competition in the financial services industry and the success of the Company in attracting and retaining financial advisors and institutions; whether the retail investors served by newly-recruited advisors choose to move their respective assets to new accounts at the Company; the effect of current, pending and future legislation, regulation and regulatory actions, including disciplinary actions imposed by federal and state regulators and self-regulatory organizations and the implementation of Regulation BI (Best Interest); the costs of settling and remediating issues related to regulatory matters or legal proceedings, including actual costs of reimbursing customers for losses in excess of our reserves; changes made to the Company’s services and pricing, and the effect that such changes may have on the Company’s gross profit streams and costs; the execution of the Company's plans and its success in realizing the synergies, expense savings, service improvements, and/or efficiencies expected to result from its initiatives, acquisitions and programs; the effects of the COVID-19 pandemic; the successful onboarding of advisors and client assets, in connection with BMO Harris Bank's agreement to join LPL's platform; the successful integration of Blaze Portfolio's service offerings into LPL's technology platform; and the other factors set forth in Part I, “Item 1A. Risk Factors” in the Company's 2019 Annual Report on Form 10-K, as may be amended or updated in the Company's Quarterly Reports on Form 10-Q or other filings with the Securities and Exchange Commission. Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this earnings release, even if its estimates change, and you should not rely on statements contained herein as representing the Company's views as of any date subsequent to the date of this press release.

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	% Change	2020	2019	% Change
REVENUES
Commission	$472,643	$474,993	—%	$1,403,540	$1,415,487	(1%)
Advisory	586,941	514,363	14%	1,689,338	1,449,610	17%
Asset-based	253,551	292,140	(13%)	786,124	877,054	(10%)
Transaction and fee	119,747	121,222	(1%)	376,321	362,037	4%
Interest income, net of interest expense	6,623	11,531	(43%)	22,705	35,542	(36%)
Other	20,796	1,276	n/m	12,329	37,231	n/m
Total net revenues	1,460,301	1,415,525	3%	4,290,357	4,176,961	3%
EXPENSES
Commission and advisory	936,766	856,635	9%	2,667,408	2,494,355	7%
Compensation and benefits	151,271	138,300	9%	441,393	407,000	8%
Promotional	57,970	61,715	(6%)	159,908	154,487	4%
Depreciation and amortization	27,548	24,062	14%	81,082	70,116	16%
Amortization of intangible assets	16,829	16,286	3%	50,088	48,703	3%
Occupancy and equipment	41,874	34,417	22%	124,486	100,843	23%
Professional services	12,301	17,666	(30%)	40,526	56,115	(28%)
Brokerage, clearing and exchange	17,834	16,380	9%	53,423	48,518	10%
Communications and data processing	12,547	12,535	—%	37,743	37,394	1%
Other	24,852	27,599	(10%)	73,274	83,977	(13%)
Total operating expenses	1,299,792	1,205,595	8%	3,729,331	3,501,508	7%
Non-operating interest expense and other	25,179	31,944	(21%)	80,786	98,617	(18%)
INCOME BEFORE PROVISION FOR INCOME TAXES	135,330	177,986	(24%)	480,240	576,836	(17%)
PROVISION FOR INCOME TAXES	31,541	46,272	(32%)	119,148	143,632	(17%)
NET INCOME	$103,789	$131,714	(21%)	$361,092	$433,204	(17%)
EARNINGS PER SHARE
Earnings per share, basic	$1.31	$1.61	(19%)	$4.56	$5.20	(12%)
Earnings per share, diluted	$1.29	$1.57	(18%)	$4.48	$5.07	(12%)
Weighted-average shares outstanding, basic	79,176	81,833	(3%)	79,207	83,315	(5%)
Weighted-average shares outstanding, diluted	80,550	83,844	(4%)	80,612	85,421	(6%)

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income Trend
(In thousands, except per share data)
(Unaudited)

	Quarterly Results
	Q3 2020	Q2 2020	Q1 2020
REVENUES
Commission	$472,643	$427,453	$503,444
Advisory	586,941	523,370	579,027
Asset-based	253,551	247,067	285,506
Transaction and fee	119,747	119,478	137,096
Interest income, net of interest expense	6,623	6,540	9,542
Other	20,796	42,751	(51,218)
Total net revenues	1,460,301	1,366,659	1,463,397
EXPENSES
Commission and advisory	936,766	859,847	870,795
Compensation and benefits	151,271	143,320	146,802
Promotional	57,970	44,540	57,398
Depreciation and amortization	27,548	26,890	26,644
Amortization of intangible assets	16,829	16,689	16,570
Occupancy and equipment	41,874	43,066	39,546
Professional services	12,301	13,620	14,605
Brokerage, clearing and exchange expense	17,834	18,565	17,024
Communications and data processing	12,547	14,361	10,835
Other	24,852	22,194	26,228
Total operating expenses	1,299,792	1,203,092	1,226,447
Non-operating interest expense and other	25,179	26,289	29,318
INCOME BEFORE PROVISION FOR INCOME TAXES	135,330	137,278	207,632
PROVISION FOR INCOME TAXES	31,541	35,616	51,991
NET INCOME	$103,789	$101,662	$155,641
EARNINGS PER SHARE
Earnings per share, basic	$1.31	$1.29	$1.96
Earnings per share, diluted	$1.29	$1.27	$1.92
Weighted-average shares outstanding, basic	79,176	78,940	79,507
Weighted-average shares outstanding, diluted	80,550	80,127	81,166

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Financial Condition
(Dollars in thousands, except par value)
(Unaudited)

	September 30, 2020	June 30, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$800,799	$845,228	$590,209
Cash segregated under federal and other regulations	667,121	574,429	822,697
Restricted cash	75,295	70,051	58,872
Receivables from:
Clients, net of allowance	424,131	385,894	433,986
Product sponsors, broker-dealers and clearing organizations	205,508	177,752	177,654
Advisor loans, net of allowance	509,124	474,718	441,743
Others, net of allowance	306,952	314,856	298,790
Securities owned:
Trading — at fair value	28,215	35,327	46,447
Held-to-maturity — at amortized cost	13,058	14,406	11,806
Securities borrowed	23,510	10,944	17,684
Fixed assets, net of accumulated depreciation and amortization	570,592	556,490	533,044
Operating lease assets	99,565	101,741	102,477
Goodwill	1,503,648	1,503,648	1,503,648
Intangible assets, net of accumulated amortization	409,427	406,740	439,838
Deferred income taxes, net	744	751	—
Other assets	453,038	432,758	401,343
Total assets	$6,090,727	$5,905,733	$5,880,238
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Drafts payable	$176,916	$206,084	$218,636
Payables to clients	1,153,014	1,034,445	1,058,873
Payables to broker-dealers and clearing organizations	84,405	87,706	92,002
Accrued commission and advisory expenses payable	175,278	162,620	174,330
Accounts payable and accrued liabilities	586,432	521,088	557,969
Income taxes payable	14,619	88,376	20,129
Unearned revenue	99,694	100,377	82,842
Securities sold, but not yet purchased — at fair value	337	71	176
Long-term and other borrowings, net	2,347,517	2,349,619	2,398,818
Operating lease liabilities	137,569	140,293	141,900
Finance lease liabilities	107,498	107,548	108,592
Deferred income taxes, net	—	—	2,098
Total liabilities	4,883,279	4,798,227	4,856,365
STOCKHOLDERS’ EQUITY:
Common stock, $.001 par value; 600,000,000 shares authorized; 127,409,741 shares issued at September 30, 2020 and 126,494,028 shares issued at December 31, 2019	127	127	126
Additional paid-in capital	1,748,310	1,733,334	1,703,973
Treasury stock, at cost — 48,134,535 shares at September 30, 2020 and 46,259,989 shares at December 31, 2019	(2,391,449)	(2,391,961)	(2,234,793)
Retained earnings	1,850,460	1,766,006	1,554,567
Total stockholders’ equity	1,207,448	1,107,506	1,023,873
Total liabilities and stockholders’ equity	$6,090,727	$5,905,733	$5,880,238

LPL Financial Holdings Inc.
Management's Statements of Operations(5)
(In thousands, except per share data)
(Unaudited)
Certain information presented on pages 8-15 of this release is presented as reviewed by the Company’s management and includes information derived from the Company’s Unaudited Condensed Consolidated Statements of Income, non-GAAP financial measures, and operational and performance metrics. For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures" that begins on page 3 of this release.

	Quarterly Results
	Q3 2020	Q2 2020	% Change	Q3 2019	% Change
Gross Profit(5)
Sales-based commissions	$180,357	$159,512	13%	$194,342	(7%)
Trailing commissions	292,286	267,941	9%	280,651	4%
Advisory	586,941	523,370	12%	514,363	14%
Commission and advisory fees	1,059,584	950,823	11%	989,356	7%
Production based payout(6)	(917,831)	(819,953)	12%	(857,384)	7%
Commission and advisory fees, net of payout	141,753	130,870	8%	131,972	7%
Client cash	108,705	116,266	(7%)	162,517	(33%)
Other asset-based(7)	144,846	130,801	11%	129,623	12%
Transaction and fee	119,747	119,478	—%	121,222	(1%)
Interest income and other, net(8)	8,484	9,397	(10%)	13,556	(37%)
Total net commission and advisory fees and attachment revenue	523,535	506,812	3%	558,890	(6%)
Brokerage, clearing and exchange expense	(17,834)	(18,565)	(4%)	(16,380)	9%
Gross Profit(5)	505,701	488,247	4%	542,510	(7%)

G&A Expense
Core G&A(9)	227,099	222,406	2%	215,198	6%
Regulatory charges	8,326	6,115	n/m	7,905	n/m
Promotional	57,970	44,540	30%	61,715	(6%)
Employee share-based compensation	7,420	8,040	(8%)	7,414	—%
Total G&A	300,815	281,101	7%	292,232	3%
EBITDA(5)	204,886	207,146	(1%)	250,278	(18%)
Depreciation and amortization	27,548	26,890	2%	24,062	14%
Amortization of intangible assets	16,829	16,689	1%	16,286	3%
Non-operating interest expense and other	25,179	26,289	(4%)	31,944	(21%)
INCOME BEFORE PROVISION FOR INCOME TAXES	135,330	137,278	(1%)	177,986	(24%)
PROVISION FOR INCOME TAXES	31,541	35,616	(11%)	46,272	(32%)
NET INCOME	$103,789	$101,662	2%	$131,714	(21%)
Earnings per share, diluted	$1.29	$1.27	2%	$1.57	(18%)
Weighted-average shares outstanding, diluted	80,550	80,127	1%	83,844	(4%)
EPS Prior to Amortization of Intangible Assets(5)(36)	$1.44	$1.42	1%	$1.71	(16%)

LPL Financial Holdings Inc.
Management's Statements of Operations Trend(5)
(In thousands, except per share data)
(Unaudited)

	Quarterly Results
	Q3 2020	Q2 2020	Q1 2020
Gross Profit(5)
Sales-based commissions	$180,357	$159,512	$228,391
Trailing commissions	292,286	267,941	275,053
Advisory	586,941	523,370	579,027
Commission and advisory fees	1,059,584	950,823	1,082,471
Production based payout(6)	(917,831)	(819,953)	(920,835)
Commission and advisory fees, net of payout	141,753	130,870	161,636
Client cash	108,705	116,266	151,398
Other asset-based(7)	144,846	130,801	134,108
Transaction and fee	119,747	119,478	137,096
Interest income and other, net(8)	8,484	9,397	8,364
Total net commission and advisory fees and attachment revenue	523,535	506,812	592,602
Brokerage, clearing and exchange expense	(17,834)	(18,565)	(17,024)
Gross Profit(5)	505,701	488,247	575,578

G&A Expense
Core G&A(9)	227,099	222,406	223,211
Regulatory charges	8,326	6,115	6,157
Promotional	57,970	44,540	57,398
Employee share-based compensation	7,420	8,040	8,648
Total G&A	300,815	281,101	295,414
EBITDA(5)	204,886	207,146	280,164
Depreciation and amortization	27,548	26,890	26,644
Amortization of intangible assets	16,829	16,689	16,570
Non-operating interest expense and other	25,179	26,289	29,318
INCOME BEFORE PROVISION FOR INCOME TAXES	135,330	137,278	207,632
PROVISION FOR INCOME TAXES	31,541	35,616	51,991
NET INCOME	$103,789	$101,662	$155,641
Earnings per share, diluted	$1.29	$1.27	$1.92
Weighted-average shares outstanding, diluted	80,550	80,127	81,166
EPS Prior to Amortization of Intangible Assets(5)(36)	$1.44	$1.42	$2.06

LPL Financial Holdings Inc.
Operating Measures(5)
(Dollars in billions, except where noted) (Unaudited)

	Q3 2020	Q2 2020	Change	Q3 2019	Change
Market Drivers
S&P 500 Index (end of period)	3,363	3,100	8%	2,977	13%
Fed Funds Daily Effective Rate (FFER) (average bps)	9	6	3bps	220	(211bps)

Assets
Advisory Assets(10)	$405.9	$375.3	8%	$338.0	20%
Brokerage Assets(11)	404.4	386.4	5%	381.3	6%
Total Advisory and Brokerage Assets	$810.4	$761.7	6%	$719.3	13%
Advisory % of Total Advisory and Brokerage Assets	50.1%	49.3%	80bps	47.0%	310bps

Assets by Platform
Corporate Platform Advisory Assets(12)	$253.9	$233.5	9%	$209.4	21%
Hybrid Platform Advisory Assets(13)	152.0	141.9	7%	128.6	18%
Brokerage Assets	404.4	386.4	5%	381.3	6%
Total Advisory and Brokerage Assets	$810.4	$761.7	6%	$719.3	13%

Centrally Managed Assets
Centrally Managed Assets(14)	$59.0	$54.4	8%	$47.8	23%
Centrally Managed % of Total Advisory Assets	14.5%	14.5%	—%	14.1%	40bps

LPL Financial Holdings Inc.
Operating Measures(5)
(Dollars in billions, except where noted) (Unaudited)

	Q3 2020	Q2 2020	Change	Q3 2019	Change
Net New Assets (NNA)
Net New Advisory Assets(15)	$10.4	$10.2	n/m	$10.1	n/m
Net New Brokerage Assets(16)	0.7	2.8	n/m	1.8	n/m
Total Net New Assets	$11.1	$13.0	n/m	$11.9	n/m

Net Brokerage to Advisory Conversions(17)	$2.0	$1.6	n/m	$1.7	n/m
Advisory NNA Annualized Growth(18)	11.0%	12.7%	n/m	12.3%	n/m
Total NNA Annualized Growth(18)	5.8%	7.8%	n/m	6.7%	n/m

Net New Advisory Assets
Corporate Platform Net New Advisory Assets(19)	$7.8	$6.2	n/m	$7.1	n/m
Hybrid Platform Net New Advisory Assets(20)	2.6	4.0	n/m	2.9	n/m
Total Net New Advisory Assets	$10.4	$10.2	n/m	$10.1	n/m
Centrally Managed Net New Advisory Assets(21)	$1.9	$1.3	n/m	$2.0	n/m

Client Cash Balances
Insured Cash Account Balances	$34.7	$33.1	5%	$22.2	56%
Deposit Cash Account Balances	8.0	7.7	4%	4.6	74%
Total Insured Sweep Balances	42.7	40.8	5%	26.8	59%
Money Market Account Cash Balances	1.5	1.6	(6%)	2.6	(42%)
Purchased Money Market Funds	2.3	2.8	(18%)	1.8	28%
Total Money Market Balances	3.9	4.5	(13%)	4.4	(11%)
Total Client Cash Balances	$46.6	$45.3	3%	$31.2	49%
Client Cash Balances % of Total Assets	5.7%	5.9%	(20bps)	4.3%	140bps

Client Cash Balance Average Fees
Insured Cash Account Average Fee - bps(22)	118	127	(9)	241	(123)
Deposit Cash Account Average Fee - bps(22)	38	31	7	217	(179)
Money Market Account Average Fee - bps(22)	9	16	(7)	68	(59)
Purchased Money Market Fund Average Fee - bps(22)	20	27	n/m	29	n/m
Total Client Cash Balance Average Fee - bps(22)	95	100	(5)	211	(116)

Net Buy (Sell) Activity(23)	$9.3	$12.5	n/m	$9.0	n/m

LPL Financial Holdings Inc.
Monthly Metrics(5)
(Dollars in billions, except where noted)
(Unaudited)

	September 2020	August 2020	Aug to September Change	July 2020	June 2020
Assets Served
Advisory Assets(10)	$405.9	$410.4	(1.1%)	$392.7	$375.3
Brokerage Assets(11)	404.4	412.2	(1.9%)	399.2	386.4
Total Advisory and Brokerage Assets	$810.4	$822.7	(1.5%)	$791.9	$761.7

Net New Assets (NNA)
Net New Advisory Assets(15)	$4.4	$3.1	n/m	$2.9	$4.3
Net New Brokerage Assets(16)	0.7	—	n/m	—	1.0
Total Net New Assets	$5.1	$3.1	n/m	$2.9	$5.4
Net Brokerage to Advisory Conversions(17)	$0.7	$0.6	n/m	$0.7	$0.7

Client Cash Balances
Insured Cash Account Balances	$34.7	$33.4	3.9%	$33.2	$33.1
Deposit Cash Account Balances	8.0	7.6	5.3%	7.6	7.7
Total Insured Sweep Balances	42.7	41.0	4.1%	40.8	40.8
Money Market Account Cash Balances	1.5	1.5	—%	1.6	1.6
Purchased Money Market Funds	2.3	2.6	(11.5%)	2.8	2.8
Total Money Market Balances	3.9	4.1	(4.9%)	4.4	4.5
Total Client Cash Balances	$46.6	$45.1	3.3%	$45.1	$45.3

Net Buy (Sell) Activity(23)	$2.9	$3.6	n/m	$2.9	$4.5

Market Indices
S&P 500 Index (end of period)	3,363	3,500	(3.9%)	3,271	3,100
Fed Funds Effective Rate (average bps)	9	9	—	9	8

LPL Financial Holdings Inc.
Financial Measures(5)
(Dollars in thousands, except where noted)
(Unaudited)

	Q3 2020	Q2 2020	Change	Q3 2019	Change
Commission Revenue by Product
Annuities	$250,823	$217,637	15%	$252,433	(1%)
Mutual funds	146,788	133,800	10%	148,672	(1%)
Fixed income	16,731	18,463	(9%)	24,950	(33%)
Equities	30,283	27,985	8%	20,149	50%
Other	28,018	29,568	(5%)	28,789	(3%)
Total commission revenue	$472,643	$427,453	11%	$474,993	—%

Commission Revenue by Sales-based and Trailing Commission
Sales-based commissions
Annuities	$81,475	$64,287	27%	$95,236	(14%)
Mutual funds	33,871	29,716	14%	36,358	(7%)
Fixed income	16,731	18,463	(9%)	24,950	(33%)
Equities	30,283	27,985	8%	20,149	50%
Other	17,997	19,061	(6%)	17,649	2%
Total sales-based commissions	$180,357	$159,512	13%	$194,342	(7%)
Trailing commissions
Annuities	$169,348	$153,350	10%	$157,197	8%
Mutual funds	112,917	104,084	8%	112,314	1%
Other	10,021	10,507	(5%)	11,140	(10%)
Total trailing commissions	$292,286	$267,941	9%	$280,651	4%
Total commission revenue	$472,643	$427,453	11%	$474,993	—%

Payout Rate
Base Payout Rate	82.97%	82.64%	33bps	83.05%	(8bps)
Production Based Bonuses	3.65%	3.59%	6bps	3.61%	4bps
Total Payout Ratio	86.62%	86.24%	38bps	86.66%	(4bps)

LPL Financial Holdings Inc.
Capital Management Measures(5)
(Dollars in thousands, except where noted)
(Unaudited)

	Q3 2020		Q2 2020
Cash Available for Corporate Use(24)
Cash at Parent	$162,035		$185,042
Excess Cash at Broker-Dealer subsidiary per Credit Agreement	78,739		77,292
Other Available Cash	11,337		19,991
Total Cash Available for Corporate Use	$252,111		$282,325

Credit Agreement Net Leverage
Total Debt (does not include unamortized premium)	$2,361,975		$2,364,650
Cash Available	252,111		282,325
Credit Agreement Net Debt	$2,109,864		$2,082,325
Credit Agreement EBITDA (trailing twelve months)(25)	$980,827		$1,026,897
Credit Agreement Net Leverage Ratio	2.15	x	2.03	x

	September 30, 2020
Total Debt	Balance		Current Applicable Margin	Yield At Issuance	Interest Rate	Maturity
Revolving Credit Facility(a)	$—		ABR+25bps		—%	11/12/2024
Broker-Dealer Revolving Credit Facility(b)	—		FFR+125bps		—%	7/31/2024
Senior Secured Term Loan B	1,061,975		LIBOR+175 bps(c)		1.898%	11/12/2026
Senior Unsecured Notes(d)	500,000		5.75% Fixed	5.750%	5.750%	9/15/2025
Senior Unsecured Notes(d)	400,000	(e)	5.75% Fixed	5.115%	5.750%	9/15/2025
Senior Unsecured Notes(f)	400,000		4.625% Fixed	4.625%	4.625%	11/15/2027
Total / Weighted Average	$2,361,975				3.828%

(a)	The Revolving Credit Facility is secured and has a borrowing capacity of $750 million.

(b)	The Broker-Dealer Revolving Credit Facility is unsecured and at LPL Financial LLC, the Company’s broker-dealer subsidiary, and has a borrowing capacity of $300 million.

(c)	The LIBOR rate option is one-month LIBOR rate and subject to an interest rate floor of 0 basis points.

(d)
The Senior Unsecured Notes were issued in two separate transactions; $500 million in notes were issued in March 2017 at par; the remaining $400 million were issued in September 2017 and priced at 103% of the aggregate principal amount.

(e)	Does not include unamortized premium of approximately $7.5 million as of September 30, 2020.

(f)	The Senior Unsecured Notes were issued in November 2019 at par.

LPL Financial Holdings Inc.
Key Business and Financial Metrics(5)
(Dollars in thousands, except where noted)
(Unaudited)

	Q3 2020		Q2 2020		Change		Q3 2019		Change
Advisors
Advisors	17,168		16,973		1%		16,349		5%
Net New Advisors	195		210		n/m		188		n/m
Annualized commission and advisory fees per Advisor(26)	$248		$226		10%		$243		2%
Average Total Assets per Advisor ($ in millions)(27)	$47.2		$44.9		5%		$44.0		7%
Transition assistance loan amortization ($ in millions)(28)	$30.4		$28.6		6%		$24.4		25%
Total client accounts (in millions)	5.9		5.8		2%		5.5		7%

Employees - period end	4,658		4,585		2%		4,353		7%

Productivity Metrics
Advisory Revenue as a % of Corporate Advisory Assets(29)	1.02%		1.02%		—		1.02%		—%
Gross Profit ROA(30)	27.9	bps	29.3	bps	(1.4	bps)	31.4	bps	(3.5	bps)
OPEX as a % of Advisory and Brokerage Assets(31)	17.8	bps	18.2	bps	(0.4	bps)	18.7	bps	(0.9	bps)
EBIT ROA(32)	10.1	bps	11.1	bps	(1.0	bps)	12.8	bps	(2.7	bps)
Production Retention Rate (YTD annualized)(33)	98.1%		98.6%		(50	bps)	96.3%		180	bps
Recurring Gross Profit Rate(34)	86.1%		86.8%		(70	bps)	87.1%		(100	bps)
EBITDA as a % of Gross Profit	40.5%		42.4%		(190	bps)	46.1%		(560	bps)

Capital Expenditure ($ in millions)	$40.1		$37.9		6%		$40.7		(1%)

Share Repurchases ($ in millions)	$—		$—		—%		$130.3		(100%)
Dividends ($ in millions)	19.8		19.7		1%		20.5		(3%)
Total Capital Allocated ($ in millions)	$19.8		$19.7		1%		$150.8		(87%)
Weighted-average Share Count, Diluted	80.6		80.1		1%		83.8		(4%)
Total Capital Allocated per Share(35)	$0.25		$0.25		—%		$1.80		(86%)

Endnote Disclosures

(1)	In April 2020, the Company updated its definition of net new assets to include Dividends plus Interest, minus Advisory Fees. See FNs 15, 16, 19, 20 and 21.

(2)
Represents the estimated total advisory and brokerage assets expected to transition to the Company's broker-dealer subsidiary, LPL Financial LLC ("LPL Financial"), associated with advisors who transferred their licenses to LPL Financial during the period. The estimate is based on prior business reported by the advisors, which has not been independently and fully verified by LPL Financial. The actual transition of assets to LPL Financial generally occurs over several quarters including the initial quarter of the transition, and the actual amount transitioned may vary from the estimate.

(3)
“Financial advisors” or “Advisors” include registered representatives and/or investment adviser representatives affiliated with LPL Financial, an SEC registered broker-dealer and investment adviser.  Q3 2020 advisor count included 22 advisors from the acquisition of Lucia Securities.  While the Lucia advisors’ licenses transferred to LPL as of the end of Q3 2020, the client assets from Lucia Securities are expected to transfer onto LPL’s platform in Q4 2020.

(4)	Compliance with the Credit Agreement Net Leverage Ratio is only required under our revolving credit facility.

(5)
Certain information presented on pages 8-15 includes non-GAAP financial measures and operational and performance metrics. For more information on non-GAAP financial measures, please see the section titled “Non-GAAP Financial Measures” that begins on page 3 of this release.

(6)
Production based payout is an operating measure calculated as a commission and advisory expense less advisor deferred compensation expense. Below is a reconciliation of production based payout against the Company’s commission and advisory expense for the periods presented (in thousands):

	Q3 2020	Q2 2020	Q1 2020	Q3 2019
Production based payout	$917,831	$819,953	$920,835	$857,384
Advisor deferred compensation expense	18,935	39,894	(50,040)	(749)
Commission and advisory expense	$936,766	$859,847	$870,795	$856,635

(7)
Consists of revenues from the Company's sponsorship programs with financial product manufacturers and omnibus processing and networking services, but does not include fees from client cash programs. Other asset-based revenues are a component of asset-based revenues and are derived from the Company's Unaudited Condensed Consolidated Statements of Income.

(8)
Interest income and other, net is an operating measure calculated as interest income, net of interest expense plus other revenue, less advisor deferred compensation expense. Below is a reconciliation of interest income and other, net against the Company’s interest income, net of interest expense and other revenue for the periods presented (in thousands):

	Q3 2020	Q2 2020	Q1 2020	Q3 2019
Interest income, net of interest expense	$6,623	$6,540	$9,542	$11,531
Plus: Other revenue	20,796	42,751	(51,218)	1,276
Less: Advisor deferred compensation expense	(18,935)	(39,894)	50,040	749
Interest income and other, net	$8,484	$9,397	$8,364	$13,556

(9)
Core G&A is a non-GAAP financial measure. Please see a description of Core G&A under “Non-GAAP Financial Measures” on page 3 of this release for additional information. Below is a reconciliation of Core G&A against the Company’s total operating expenses for the periods presented:

	Q3 2020	Q2 2020	Q1 2020	Q3 2019
Operating Expense Reconciliation (in thousands)
Core G&A	$227,099	$222,406	$223,211	$215,198
Regulatory charges	8,326	6,115	6,157	7,905
Promotional	57,970	44,540	57,398	61,715
Employee share-based compensation	7,420	8,040	8,648	7,414
Total G&A	300,815	281,101	295,414	292,232
Commissions and advisory	936,766	859,847	870,795	856,635
Depreciation & amortization	27,548	26,890	26,644	24,062
Amortization of intangible assets	16,829	16,689	16,570	16,286
Brokerage, clearing and exchange	17,834	18,565	17,024	16,380
Total operating expenses	$1,299,792	$1,203,092	$1,226,447	$1,205,595

(10)
Consists of total advisory assets under custody at LPL Financial. Q4 2019 also included advisory assets serviced by investment advisor representatives of Allen & Company of Florida, LLC ("Allen & Company") that were onboarded to LPL Financial's custodial platform in Q4 2019.

(11)
Consists of brokerage assets serviced by advisors licensed with LPL Financial. Q4 2019 also included brokerage assets serviced by advisors licensed with Allen & Company that were onboarded to LPL Financial's custodial platform in Q4 2019.

(12)	Consists of total assets on LPL Financial's corporate advisory platform serviced by investment advisor representatives of LPL Financial or Allen & Company.

(13)
Consists of total assets on LPL Financial's independent advisory platform serviced by investment advisor representatives of separate registered investment advisor firms ("Hybrid RIAs"), rather than of LPL Financial.

(14)	Represents those advisory assets in LPL Financial’s Model Wealth Portfolios, Optimum Market Portfolios, Personal Wealth Portfolios and Guided Wealth Portfolios platforms.

(15)
Consists of total client deposits into advisory accounts, including advisory assets serviced by Allen & Company advisors, less total client withdrawals from advisory accounts, plus dividends, plus interest, minus advisory fees. The Company considers conversions from and to brokerage accounts as deposits and withdrawals, respectively. Figures for Net New Advisory Assets reported prior to April 2020 did not include dividends and interest or subtract advisory fees. The figure previously reported for Q3 2019 was an inflow of $9.2 billion. See FN 1.

(16)
Consists of total client deposits into brokerage accounts, including brokerage assets serviced by Allen & Company advisors, less total client withdrawals from brokerage accounts, plus dividends, plus interest. The Company considers conversions from and to advisory accounts as deposits and withdrawals, respectively. Figures for Net New Brokerage Assets reported prior to April 2020 did not include dividends and interest. The figure previously reported for Q3 2019 was an inflow of $0.6 billion. See FN 1.

(17)	Consists of existing custodied assets that converted from brokerage to advisory, less existing custodied assets that converted from advisory to brokerage.

(18)	Calculated as annualized current period net new assets divided by preceding period assets in their respective categories of advisory assets or total advisory and brokerage assets.

(19)
Consists of total client deposits into advisory accounts on LPL Financial's corporate advisory platform (FN 12) less total client withdrawals from advisory accounts on its corporate advisory platform, plus dividends, plus interest, minus advisory fees. Figures for Corporate Platform Net New Advisory Assets reported prior to April 2020 did not include dividends and interest or subtract advisory fees. The figure previously reported for Q3 2019 was an inflow of $6.6 billion. See FN 1.

(20)
Consists of total client deposits into advisory accounts on LPL Financial's independent advisory platform (FN 13) less total client withdrawals from advisory accounts on its independent advisory platform, plus dividends, plus interest, minus advisory fees. Figures for Hybrid Platform Net New Advisory Assets reported prior to April

2020 did not include dividends and interest or subtract advisory fees. The figure previously reported for Q3 2019 was an inflow of $2.6 billion. See FN 1.

(21)
Consists of total client deposits into centrally managed assets accounts (FN 14) less total client withdrawals from centrally managed assets accounts, plus dividends, plus interest, minus advisory fees. Figures for Centrally Managed Net New Advisory Assets reported prior to April 2020 did not include dividends and interest or subtract advisory fees. The figure previously reported for Q3 2019 was an inflow of $1.9 billion. See FN 1.

(22)	Calculated by dividing revenue for the period by the average balance during the period.

(23)
Represents the amount of securities purchased less the amount of securities sold in client accounts custodied with LPL Financial. Reported activity does not include any other cash activity, such as deposits, withdrawals, dividends received or fees paid.

(24)	Consists of cash unrestricted by the Credit Agreement and other regulations available for operating, investing, and financing uses.

(25)
EBITDA and Credit Agreement EBITDA are non-GAAP financial measures. Please see a description of EBITDA and Credit Agreement EBITDA under “Non-GAAP Financial Measures” on page 3 of this release for additional information. Under the Credit Agreement, management calculates Credit Agreement EBITDA for a trailing twelve month period at the end of each fiscal quarter, and in doing so may make further adjustments to prior quarters. Below are reconciliations of EBITDA and Credit Agreement EBITDA to net income for the periods presented (dollars in thousands):

	Q3 2020	Q2 2020
EBITDA and Credit Agreement EBITDA Reconciliations
Net income	$487,768	$515,693
Non-operating interest expense	112,170	118,935
Provision for income taxes	157,471	172,202
Loss on extinguishment of debt	3,156	3,156
Depreciation and amortization	106,745	103,259
Amortization of intangible assets	66,719	66,176
EBITDA	$934,029	$979,421
Credit Agreement Adjustments:
Employee share-based compensation expense	$31,287	$31,281
Advisor share-based compensation expense	2,404	2,495
Other	13,107	13,700
Credit Agreement EBITDA (trailing twelve months)	$980,827	$1,026,897

(26)	Calculated based on the average advisor count from the current period and prior period.

(27)	Calculated based on the end-of-period total advisory and brokerage assets divided by end-of-period advisor count.

(28)	Represents the amortization expense amount of forgivable loans for transition assistance to advisors and financial institutions.

(29)	Represents advisory revenue as a percentage of Corporate Platform Advisory Assets (FN 12) for the trailing twelve month period.

(30)
Represents Gross Profit (FN 5), a non-GAAP financial measure, for the trailing twelve month period, divided by average month-end total advisory and brokerage assets for the trailing twelve month period.

(31)
Represents operating expenses for the trailing twelve month period, excluding production-related expense, divided by average month-end total advisory and brokerage assets for the period. Production-related expense includes commissions and advisory expense and brokerage, clearing and exchange expense. For purposes of this metric, operating expenses includes Core G&A (FN 9), a non-GAAP financial measure, as well as regulatory charges, promotional, employee share-based compensation, depreciation & amortization, and amortization of intangible assets.

(32)	EBIT ROA is calculated as Gross Profit ROA less OPEX as a percentage of Total Advisory and Brokerage Assets.

(33)	Reflects retention of commission and advisory revenues, calculated by deducting the prior year production of the annualized year-to-date attrition rate, over the prior year total production.

(34)
Recurring Gross Profit Rate refers to the percentage of the Company’s Gross Profit, a non-GAAP financial measure, that was recurring for the trailing twelve month period. Management tracks Recurring Gross Profit, a characterization of Gross Profit and a statistical measure, which is defined to include the Company’s revenues from asset-based fees, advisory fees, trailing commissions, client cash programs and certain other fees that are based upon client accounts and advisors, less the expenses associated with such revenues and certain other recurring expenses not specifically associated with a revenue line. Management allocates such other recurring expenses on a pro-rata basis against specific revenue lines at its discretion.

(35)	Capital Allocated per Share equals the amount of capital allocated for share repurchases and cash dividends divided by the diluted weighted-average shares outstanding.

(36)
EPS Prior to Amortization of Intangible Assets is a non-GAAP financial measure. Please see a description of EPS Prior to Amortization of Intangible Assets under “Non-GAAP Financial Measures” on page 3 of this release for additional information. Below is a reconciliation of EPS Prior to Amortization of Intangible Assets to the Company’s GAAP EPS for the periods presented:

EPS Reconciliation (in thousands, except per share data)	Q3 2020
EPS	$1.29
Amortization of Intangible Assets	16,829
Tax Benefit	(4,712)
Amortization of Intangible Assets Net of Tax Benefit	$12,117
Diluted Share Count	80,550
EPS Impact	$0.15
EPS Prior to Amortization of Intangible Assets	$1.44